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                                                                  EXHIBIT 10.31


                                  STAR VENDING, INC.

                                  FIRST AMENDMENT TO
                    AMENDED AND RESTATED 1996 STOCK INCENTIVE PLAN

     THIS FIRST AMENDMENT (the "Amendment") to the STAR VENDING, INC. AMENDED AND RESTATED 1996 STOCK INCENTIVE PLAN (the "Restated Plan") was approved effective March 31, 1996, by the Board of Directors and Shareholders of STAR VENDING, INC., a Nevada corporation (the "Corporation").

                                       RECITALS

     A. The STAR Vending, Inc. 1996 Stock Incentive Plan was adopted by the Board of Directors and Shareholders of the Corporation on January 22, 1996 (the "Original Plan").

     B. The Original Plan was entirely amended and restated effective March 31, 1996, which amendment and restatement of the Original Plan was adopted by the Board of Directors on September 30, 1996. The Original Plan, as so amended and restated is referred to herein as the "Restated Plan."

     C. The Corporation desires to amend the Restated Plan to provide that the options granted under the Restated Plan will immediately vest upon the occurrence of certain specified events.

                                      AMENDMENT

     NOW, THEREFORE, the Restated Plan is amended to read as follows:

1. SECTION 6.12. Section 6.12 is deleted in its entirety and replaced with the following new Section 6.12:

     "6.12 ACCELERATION.

          (a) A "Change in Control" for purposes of this Plan shall be deemed to have occurred if, after the date of adoption of this Plan,
     (i) a single entity or group of affiliated entities acquires more than 50% of the stock of the Company issued and outstanding immediately prior to such acquisition; or (ii) shareholders approve the consummation of any merger of the Company, if the shareholders of the Company immediately before such transaction own, immediately after consummation of such transaction, equity securities (other than options and other rights to acquire equity securities) possessing


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     less than 50% of the voting power of the surviving or acquiring corporation; or (iii) shareholders approve the consummation of any sale or other disposition of all or substantially all of the assets of the Company.

          (b) If a Change in Control has occurred or if the Board of Directors determines in good faith that a Change in Control is about to occur, the Board of Directors may determine that it is necessary or desirable to accelerate the exercisability of all options granted hereunder. Upon such determination, the Board of Directors shall establish the date upon which all options not theretofore exercisable shall become exercisable, the period of time (not in excess of 10 days) during which such options may be exercised and the notice required for exercise. The Board of Directors shall notify all optionees of such date, exercise period and notice requirement.

          (c) Any options subject to acceleration under this Section that are not exercised during the exercise period established by the Board of Directors pursuant to subsection (b) above shall be treated as if no Change in Control had occurred and shall be governed by their original terms. Nevertheless, by a notice to that effect which is communicated in any reasonable manner to as many of the holders of options as is feasible, the Board of Directors may provide that any options accelerated pursuant to this Section 6.12 shall expire at the end of the exercise period established by the Board of Directors pursuant to subsection (b).

          (d) In the event of a Change in Control that consists of a merger of the Company with or into another entity in which holders of the Company's common stock will receive cash for their shares, the Board of Directors, upon making the determination set forth in subsection (b) may provide that, upon consummation of such Change in Control, all then outstanding options granted hereunder shall be automatically converted into the right to receive cash in an amounts equal to the difference, if any, between the price to be received by holders of the Company's common stock for their shares and the respective Exercise Prices of the outstanding options.

          (e) Except as set forth in this subsection (e), if a Change in Control occurs, and the Board of Directors does not make the determination set forth in subsection (b) above, the exercisability of the then-outstanding options of the Company granted under this Plan shall not be affected. The foregoing notwithstanding, any options held by an optionee whose employment with the Company (or any Subsidiary or Parent) is terminated by the Company


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     other than for cause within one year after such Change in Control shall be deemed to be fully exercisable as of the date of such termination of employment. Nothing in this subsection (e) shall limit or affect the provisions of Section 6.4 of this Plan."

2. CONFIRMATION. In all other respects, the provisions of the Restated Plan shall remain unchanged.





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